     As Filed with the Securities and Exchange Commission on July 13, 1998
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                THE SANDS REGENT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                                           88-0201135
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                               ------------------

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                   AMENDED AND RESTATED STOCK OPTION PLAN FOR
                EXECUTIVES AND KEY EMPLOYEES OF THE SANDS REGENT;
                                       AND
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                              FOR LOUIS J. PHILLIPS
                            (FULL TITLE OF THE PLANS)

                               ------------------

          PETE CLADIANOS, III                                               Copy to:
 Executive Vice President and Secretary                            Regina M. Schlatter, Esq.
            THE SANDS REGENT                                            LATHAM & WATKINS
       345 North Arlington Avenue                          650 Town Center Drive, Twentieth Floor
           Reno, Nevada 89501                                  Costa Mesa, California 92626-1925
             (702) 348-2210                                              (714) 540-1235

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                               ------------------

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                               Proposed Maximum     Proposed Maximum
 Title of Securities to be    Amount to be    Offering Price Per   Aggregate Offering       Amount of
        Registered           Registered (1)       Share (2)             Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock...............     310,000            $1.8223              $564,914               $167
-----------------------------------------------------------------------------------------------------------

(1) The Amended and Restated Stock Option Plan For Executives and Key Employees of The Sands Regent (the "Plan") authorizes the issuance of a maximum of 800,000 shares of common stock of The Sands Regent (the "Company"), par value $.05 per share ("Common Stock"), 300,000 of which are being newly registered hereunder, 72,136 of which are subject to presently outstanding options granted under the Plan. See "Incorporation of Documents by Reference" below. The Non-Qualified Stock Option Agreement for Louis J. Phillips ("Phillips Agreement") provides for the issuance of 10,000 shares of the Common Stock pursuant to the exercise of presently outstanding options.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the sum of (i) the product of the number of options outstanding under the Plan (72,136) and the weighted average exercise price of the outstanding options under the Plan ($1.812), and (ii) the product of the remaining options available for future grants under the Plan (227,864) and the average ($1.8125) of the high and low prices of the Common Stock as reported on The Nasdaq National Market, on July 8, 1998, and (iii) the product of the number of options outstanding under the Phillips Agreement (10,000) and the exercise price for such options ($2.12).
================================================================================

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
      STATEMENT AS OPTIONS GRANTED UNDER THE PLAN AND PHILLIPS AGREEMENT,
                          AS APPLICABLE, ARE EXERCISED.

                             Exhibit Index on Page 5

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------

        This Registration Statement covers, in part, 300,000 additional shares of Common Stock of the Company reserved for issuance under the Amended and Restated Stock Option Plan for Executives and Key Employees of The Sands Regent (the "Plan"). Effective August 4, 1997, the Board of Directors of the Company adopted, and on November 3, 1997, the shareholders of the Company approved, an amendment to the Plan which increased the number of shares reserved for issuance thereunder by 300,000 shares to 800,000 shares. On September 26, 1985 and March 17, 1993, the Company filed with the Commission Form S-8 Registration Statements (Nos. 33-00475 and 33-59574, respectively) (collectively, the "Prior Registration Statements") covering (after giving effect to a 100% stock dividend effected on February 26, 1993) an aggregate of 500,000 shares issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

        The following documents are filed by the Company with the Commission are also incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997;

        (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997;

        (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and

        (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission (No. 2-93453).

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES
        -------------------------

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

        The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended June 30, 1997, have been audited by Deloitte & Touche, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------

        The Company's Bylaws contain a section which reflects the current provisions of Section 78.751 of the Nevada General Corporation law. The Company's Bylaws provide, in general, that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed lawsuit, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Company against certain expenses incurred in connection with such lawsuit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Company shall also indemnify any such person who is a party to a lawsuit by or in the right of the Company by reason of the fact that he is or was a director, officer, employee or agent of the Company against certain expenses incurred in connection with the defense or settlement of such lawsuit if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, unless such person has been adjudged by a court to be liable to the Company and except for amounts paid in settlement to the Company.

        The inclusion of the above provisions in the Company's Bylaws may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, event though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

        Not applicable.

ITEM 8. EXHIBITS
        --------

        See Index to Exhibits on page 5.

ITEM 9. UNDERTAKINGS
        ------------

        (a) The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, present a fundamental change in the information set forth in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-affective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereon.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In that event that a claim for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 8th day of July, 1998.

                                THE SANDS REGENT,
                                a Nevada corporation


                                By: /s/ Ferenc B. Szony
                                    --------------------------------------------
                                                  Ferenc B. Szony
                                President, Chief Executive Officer and Director
                                          (Principal Executive Officer)


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Ferenc B. Szony as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                                   Date
---------                            -----                                   ----
/s/ Ferenc B. Szony                  President, Chief Executive Officer,     July 8, 1998
---------------------------          and Director
Ferenc B. Szony                      (Principal Executive Officer)

/s/ Katherene Latham                 Chairman of the Board                   July 8, 1998
---------------------------
Katherene Latham

/s/ Pete Cladianos, Jr.              Vice Chairman of the Board              July 8, 1998
---------------------------
Pete Cladianos, Jr.

/s/ Jon N. Bengsten                  Director                                July 8, 1998
---------------------------
Jon N. Bengston

/s/ Pete Cladianos, III              Director                                July 8, 1998
---------------------------
Pete Cladianos, III

/s/ Louis J. Phillips                Director                                July 8, 1998
---------------------------
Louis J. Phillips

/s/ David R. Wood                    Executive Vice President, Treasurer,    July 8, 1998
---------------------------          Chief Financial Accounting Officer
David R. Wood                        and Director


                                INDEX TO EXHIBITS


  EXHIBIT                                                                                   PAGE
    4.1        Restated Articles of Incorporation of the Company (Incorporated by
               reference to Exhibit 3(a) to the Company's Registration Statement
               (Registration No. 2-93453) on Form S-1).................................

    4.2        Certificate of Amendment to the Restated Articles of Incorporation
               of the Company, dated November 2, 1987 (Incorporated by reference to
               Exhibit 4(a) to the Company's Form 10-Q for the quarter ended
               December 31, 1987)......................................................

    4.3        Amended and Restated Bylaws of the Company, as amended
               April 29, 1985, and (Incorporated by reference to Exhibit 3(b) to the
               Company's Form 10-K for the fiscal year ended June 30, 1985)............

    4.4        Resolution of Amendment to the Bylaws of the Company, dated
               November 2, 1987 (Incorporated by reference to Exhibit 4(b) to the
               Company's Form 10-Q for the quarter ended December 31, 1987)............

    4.5        Certificate of Amendment of the Amended and Restated Code of
               Bylaws, as amended, of The Sands Regent, dated January 10, 1996
               (Incorporated by reference to Exhibit 3(b)(iii) to the Company's
               Form 10-K for the fiscal year ended June 30, 1996)......................

    4.6        Amended Trust Agreement, dated February 22, 1987, among Antonia
               Cladianos II as trustor and beneficiary and Pete Cladianos, Jr. as trustee (Incorporated by reference to Exhibit 4(a) to the Company's
               Form 10-K for the fiscal year ended June 30, 1987)......................

    4.7        Amended Trust Agreement, dated February 19, 1987, among Pete
               Cladianos III as trustor and beneficiary and Pete Cladianos, Jr. as trustee (Incorporated by reference to Exhibit 4(b) to the Company's
               Form 10-K for the fiscal year ended June 30, 1987)......................

    5.1        Opinion of Latham & Watkins.............................................         6

    10.1       Non-qualified Stock Option Agreement between the Company and
               Louis J. Phillips dated May 11, 1998....................................         7

    23.1       Consent of Latham & Watkins (included in Exhibit 5).....................         6

    23.2       Consent of Deloitte & Touche LLP........................................        15

    24.1       Power of Attorney (included on the signature page to this
               Registration Statement).................................................         4
